UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2008

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICER

On June 17, 2008, the Board of Directors of Navistar International Corporation (the “company”) promoted Terry M. Endsley to the position of Executive Vice President and Chief Financial Officer to replace William A. Caton, who accepted a new executive position within the company as Chief Risk Officer. Mr. Endsley also assumed Mr. Caton’s seat on the company’s Board of Directors. Mr. Endsley, age 52, previously served as Senior Vice President and Treasurer of the company since 2006 and Vice President and Treasurer of the company since 2003. Mr. Endsley also served as Senior Vice President and Treasurer of Navistar, Inc., a wholly-owned subsidiary of the company, since 2006 and Vice President and Treasurer of Navistar, Inc. since 2003. Prior to that, Mr. Endsley served as Assistant Treasurer of the company from 1997 to 2003 and as Assistant Treasurer of Navistar, Inc. from 1997 to 2003. Mr. Endsley is not a party to any transaction with the company or any of its subsidiaries in which he had a direct or indirect material interest requiring disclosure under this Item.

In connection with Mr. Endsley’s appointment as Executive Vice President and Chief Financial Officer, the Board of Directors of the company, upon the recommendation of the Compensation Committee, (i) increased his annual base salary to $560,000, (ii) increased the long-term incentive grant made to him in April of 2008 to 15,900 restricted stock shares or restricted stock units (to be determined at management’s discretion) and (iii) provided him with certain other benefits commensurate with his Chief Financial Officer position.

In connection with Mr. Caton’s appointment as Chief Risk Officer, the Board of Directors of the company approved the following amendments to his Executive Severance Agreement (“ESA”):

•	The 10 day window to notify the company that his new appointment constitutes a “Good Reason” event or condition under his ESA is extended until June 17, 2010;

•	Any right to receive healthcare coverage under his ESA for a period of 1 year is extended to a period of 3 years; and

•	The company will make him whole for any losses incurred on the sale of his home in Illinois.

For a more detailed description of the terms of the ESA, please see the company’s Annual Report on Form 10-K for the year ended October 31, 2007 filed with the Securities and Exchange Commission (“SEC”) on May 29, 2008.

In addition, on June 17, 2008, the Board of Directors of the company appointed Mr. Steve J. Klinger as a member of the company’s (i) Compensation Committee, effective June 17, 2008, and (ii) Audit Committee, effective August 15, 2008. Mr. Klinger was previously elected as a member of the company’s Board of Directors on May 27, 2008. For further information on Mr. Klinger’s appointment as a member of the Board of Directors of the company, please see the company’s Current Report on Form 8-K dated and filed with the SEC on May 28, 2008, which by reference thereto is incorporated herein.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BY-LAWS; CHANGE IN FISCAL YEAR

On June 17, 2008, the Board of Directors of the company approved an amendment, to be effective the same day, to the advance notice provision of the company’s Bylaws (the “Bylaw Amendment”). Under Article I, Section 9 of the company’s Bylaws, if the prior annual meeting was delayed or advanced by more than 30 days, the deadline for a stockholder director nomination or stockholder proposal for the next meeting is the later of (i) the 90th day prior to the annual meeting or (ii) the 10th day following announcement of the date of the annual meeting. The Bylaw Amendment amends the advance notice provisions to provide that that deadline is now the latter of (i) the 120th day prior to the annual meeting or (ii) the 10th day following announcement of the date of the annual meeting. Changing the number of days from 90 to 120 brings this deadline in line with the company’s advance notice provision with respect to a regularly scheduled annual meeting. A copy of the Bylaw Amendments is attached as Exhibit 3.5 hereto and is hereby incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

2008 Annual Meeting

On May 28, 2008, the company announced that the Board of Directors of the company established Friday, September 5, 2008 as the date of the company’s 2008 Annual Meeting of Stockholders (the “Annual Meeting”). On June 17, 2008, the Board of Directors of the company determined that: (i) the Annual Meeting will be held at the Hyatt Lisle Hotel, located at 1400 Corporetum Drive, Lisle, Illinois 60532 and (ii) the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting will be July 22, 2008.

Navistar International Corporation (Other OTC: NAVZ) is a holding company whose wholly owned subsidiaries produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description	Page

3.5	Bylaw Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
Registrant

Date: June 20, 2008	/s/ Terry M. Endsley
Terry M. Endsley Executive Vice President and Chief Financial Officer

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